Chengdu, China, Jan. 20, 2017 (NewMediaWire) — Mercari Communications Group Ltd. (MCAR) today announced that Mr. Quanzhong Lin, a highly successful entrepreneur in China, will acquire a majority of the common shares of Mercari. Mr. Lin is a very experienced and successful industry leader in fields including Healthcare, E-Commerce, Project Investment, Global Tourism and Hotel Management, and has interests in a number of businesses located in Chengdu City, Sichuan Province, People’s Republic of China. Mr. Lin stated that “I am very pleased to have taken an interest in Mercari Communications and look forward to identifying a suitable business in China for Mercari to acquire.”

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